COMMERCIAL REGISTRY OF THE STATE OF RIO DE JANEIRO - JUCERJA (QR Code) State Registration Number (NIRE) (OF THE PRINCIPAL PLACE OF BUSINESS OR BRANCH WHEN THE PLACE OF BUSINESS PRINCIPAL PLACE OF BUSINESS IS IN ANOTHER STATE) 33.3.0027672-6 Legal Type Joint-stock company Business Size Normal Filing No. 2024/00419004-5 JUCERJA Last filing: 00006205580 - 04/26/2024 NIRE: 33.3.0027672-6 GOL LINHAS AEREAS S/A Payment Form(s): Hash: E9FBDD77-3CBF-4D7F-95B3-3FF96B9B6D28 Body Calculated Paid Commercial Registry 754.00 754.00 National Department of Business Registration and Integration (DNRC) 0.00 0.00 AUTHENTICATION INSTRUMENT Name GOL LINHAS AEREAS S/A Act Code Events 008 Code Qty. Description of the Act / Event 999 1 Minutes of Annual and Extraordinary General Meeting / Without Events (Company) xxx xx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxx xx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

Exhibit T3B.2 - Bylaws of GOL Linhas Aéreas S.A.

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I CERTIFY THE APPROVAL BY FERNANDO ANTONIO MARTINS AND IGOR EDELSTEIN DE OLIVEIRA UNDER THE NUMBER AND ON THE DATE BELOW:

NIRE / Filing	**National Corporate Taxpayers' Register (CNPJ)**	**Address / Full address abroad**	**District**	**Municipality**	**State**
00006239660	07.575.651/0001-59	Praça SENADOR SALGADO FILHO. No number	Downtown	Rio de Janeiro	RJ
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Granted on 05/16/2024 and filed on 05/16/2024

(sgd)

Gabriel Oliveira de Souza Voi. SECRETARY GENERAL No. of Pages 24 Cover No. of Pages 1/1 Note: Presidency of the Republic Office of Very Small and Small Businesses Streamlining and Simplification Office Business Registration and Integration Department Commercial Registry of the State of Rio de Janeiro State Registration Number (NIRE) (OF THE PRINCIPAL PLACE OF BUSINESS OR BRANCH WHEN THE PRINCIPAL PLACE OF BUSINESS IS IN ANOTHER STATE) 33.3.0027672-6 Legal Type Joint-stock company Business Size Normal Filing No. 2024/00419004-5 JUCERJA Last filing: 00006205580 - 04/26/2024 NIRE: 33.3.0027672-6 GOL LINHAS AEREAS S/A Payment Form(s): 104727618 Hash: E9FBDD77-3CBF-4D7F-95B3-3FF96B9B6D28 05/15/2024 11:45:03 AM Body Calculated Paid Commercial Registry 754.00 754.00 National Corporate Register and Integration Department 0.00 0.00

- DREI		

REQUEST

Honorable President of the Commercial Registry of the State of Rio de Janeiro

GOL LINHAS AEREAS S/A

requests that You grant the following act:

Act Code	Event Code	Qty.	Description of the act / Description of the event
008	999	1	Minutes of Annual and Extraordinary General Meeting / Without Events (Company)
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Requesting Party

Rio de Janeiro

Location

05/15/2024

Date

Name:	Fabio Monteiro Marques
Signature:	DIGITALLY SIGNED The Applicant DECLARES, under his personal liability, without prejudice to administrative, civil, and criminal sanctions, the veracity of the documents and signatures presented in this process.
Contact phone number:	2135509150
E-mail:	junta.rj@PLBRASIL.COM.BR
Document type:	Digital
Created on:	05/15/2024
Date of 1st entry:	

(bar code)

2024/00419004-5

DocuSign Envelope ID: 6315DA64-8A5E-4A99-9B7D-DE12B35E36DB

GOL LINHAS AÉREAS S.A. National Corporate Taxpayers’ Register (CNPJ) No. 07.575.651/0001-59 State Registration Number (NIRE) 33.3.0027672-6 MINUTES OF THE ANNUAL AND EXTRAORDINARY GENERAL MEETING HELD ON APRIL 30, 2024 I. Date, Time, and Place: Held on April 30, 2024, at 5:00 p.m., at the principal place of business of Gol Linhas Aéreas S.A. (“Company”), located at Praça Senador Salgado Filho, no number, ground floor, Santos Dumont Airport, public area, axes 46-48 O-P, Management Room - Back Office, Postal Code (CEP) 20021-340, in the Capital City of the State of Rio de Janeiro. II. Call Notice and Attendance: The sole shareholder representing the entire capital stock of the Company attended, as per the attendance list (“Exhibit I”), and the legal formalities of call notice were waived, pursuant to Article 124, paragraph 4 of Law No. 6.404/76 (“LSA”). III. Board: The sole shareholder elected Mr. Constantino de Oliveira Junior as Chairman of the Board, who invited me, Renata Domingues da Fonseca Guinesi, to act as secretary of the meeting. IV. Agenda: The Company's shareholders met to examine, discuss, and resolve on: (i) At the Annual General Meeting (a) the Management accounts, to examine, discuss, and vote on the Financial Statements for the fiscal year ended December 31, 2023; (b) the allocation of the result for the fiscal year ended December 31, 2023; (c) the amount of the Management overall annual compensation for the fiscal year 2024; and (d) other items of general interest, (ii) At the Extraordinary General Meeting: (a) the amendment to Article 18 of the Company's Bylaws; and (b) the restatement of the Company's Bylaws by virtue of the amendments mentioned in the previous item. V. Resolutions: Having provided the necessary clarifications, after analyzing the relevant documents, referring to the matters contained in this agenda, the Company's sole shareholder approved, without reservations: (i) At the Annual General Meeting: (a) The Management accounts and the Financial Statements of the Company, accompanied by the Opinion of the independent Auditors, the Management Report, and other related documents, relating to the fiscal year ended December 31, 2023; (b) The Management proposal for allocation of the loss recorded in the fiscal year ended December 31, 2023, in the amount of one million three hundred and seventy-two thousand nine hundred and fifty-seven Reais (R$1,372,957.00), against retained losses. (c) The overall compensation for the fiscal year 2024 of the member of the Board of Directors Joaquim Constantino Neto, as per the proposal filed at the Company's principal place of business. It is hereby stated that the compensation of the other Managers of the Company (members of the Statutory Executive Board and the Board of Directors) for the fiscal year 2024 will be paid directly by the Company's controlling shareholder, GOL Linhas Aéreas Inteligentes S.A. (“GLAI”), included in the overall compensation approved on April 30, 2024 at the Annual and Extraordinary General Meeting of GLAI and, subsequently, distributed by the Board of Directors of GLAI, in compliance with the provisions of the applicable law and the Company's Bylaws. (d) As with other items of general interest, it is noted that the installation of the Fiscal Council was not requested. (ii) At the Extraordinary General Meeting:

(a) The amendment to article 18 of the Company's Bylaws with the aim of adapting the form of representation of the Company. In this sense, article 18 of the Bylaws shall come into force with the following new wording: “Article 18 - The representation of the Company, in or out of Court, as plaintiff or defendant, before third parties, in Brazil or abroad, shall be exercised: (i) by two (2) Statutory Officers acting jointly; (ii) by one (1) Statutory Officer acting jointly with one (1) duly appointed Attorney-in-Fact; or (iii) by two (2) duly appointed Attorneys-in-Fact, acting jointly.” (b) In view of the resolution passed above, the restatement of the Company's Bylaws, which shall become part of these Minutes of the Annual and Extraordinary General Meeting in the form of Exhibit I. IV. Adjournment of the Meeting and Drawing up of the Minutes: The floor was offered to anyone who wished to speak, and as no one did so, the meeting was adjourned for the time necessary to draw up these minutes, which were read, checked, and signed. Signatures: Board: Constantino de Oliveira Junior - Chairman and Renata Domingues da Fonseca Guinesi - Secretary. Shareholder Present: Gol Linhas Aéreas Inteligentes S.A. I certify that this is a true copy of the minutes drawn up in the appropriate book. Rio de Janeiro/RJ, April 30, 2024. Board: (electronic signature via DocuSign) (electronic signature via DocuSign) Celso Guimarães Ferrer Junior Renata Domingues da Fonseca Guinesi Chairman Secretary Attending shareholder: GOL LINHAS AÉREAS INTELIGENTES S.A. (electronic signature via DocuSign) (electronic signature via DocuSign) Celso Guimarães Ferrer Junior Mario Tsuwei Liao Officer Officer GOL LINHAS AÉREAS S.A. CNPJ No. 07.575.651/0001-59 NIRE 33.3.0027672-6 ANNUAL AND EXTRAORDINARY GENERAL MEETING HELD ON APRIL 30, 2024 EXHIBIT I BYLAWS GOL LINHAS AÉREAS SA. Chapter I Name, Duration, Principal Place of Business, and Purpose

Article 1 - Gol Linhas Aéreas S.A. is a joint-stock company governed by the provisions of these Bylaws and other applicable legal provisions. Article 2 - The term of duration of the Company is indefinite. Article 3 - The Company has its principal place of business and jurisdiction in the Capital City of the State of Rio de Janeiro, at Praça Senador Salgado Filho, no number, Management Room - Back Office, public area, axes 46-48/O-P, Postal Code (CEP) 20.021-340. Sole Paragraph - By resolution of the General Meeting, the Company may open or close branches, agencies, offices and representations and any other establishments anywhere in the Brazilian territory and abroad, for the purpose of carrying out the Company's activities. Article 4 - The Company's main corporate purpose is: (i) the activity of regular and non-regular air transportation of passengers and cargo, in the domestic and international markets, and it may also; (ii) hold interest in companies of all types, which carry out activities of operating air and land transportation services, in compliance with the applicable law; (iii) own establishments, groups of assets, rights, and obligations; (iv) commercially explore, through concession or authorization granted by the competent public authorities, activities complementary to air transportation services by chartering passengers, baggage, parcels, cargo, and mail; (v) provide maintenance and repair services for its own or third-party aircraft, engines, parts, and pieces; provision of aircraft hangar services; (vi) provide apron and runway services; (vii) explore franchising activities; (viii) teach courses in civil aviation safety and others under the terms of and in accordance with the applicable regulations; (ix) engage in activities connected, related, and complementary to air transportation, including land transportation, as well as to engage in activities of trade in goods and complementary travel and entertainment services; (x) provide services related to air navigation to third parties; (xi) support for the Smiles loyalty program, in particular, with regard to administrative, management, and financial activities related to the program; (xii) provide information and solutions for fraud prevention and financial management and reconciliation services to third parties; (xiii) advisory and consultancy services in scientific and technical areas; (xiv) provide advertising agency services; and (xv) agency of advertising spaces.” Chapter II Capital Stock and Shares Article 5 - The capital stock, fully subscribed and paid in, is six billion, nine hundred and forty-seven million, one hundred and eleven thousand, forty-one Reais and thirty-eight cents (R$6,947,111,041.38), representing four billion, one hundred and ninety-eight million, four hundred and eighty-three thousand, six hundred and fourteen (4,198,483,614) shares, of which three billion, four hundred and eighty million, two hundred and sixteen thousand, eight hundred and ninety-two (3,480,216,892) are common shares and seven hundred and eighteen million, two hundred and sixty-six thousand, seven hundred and twenty-two (718,266,722) are preferred shares, all registered and with no par value. Paragraph One - The Company is authorized, by resolution of the Board of Directors, regardless of any amendment to the bylaws, to increase its capital stock up to the limit of ten percent (10%) of the total capital stock, regardless of any amendment to the bylaws, by issuing shares or by issuing debentures convertible into shares, without maintaining any proportion among the different types of shares, in compliance with the applicable law and regulations. The Board of Directors shall establish the conditions of the issuance, including the price and term for payment. Paragraph Two - Each common share shall entitle its holder to one (1) vote in the resolutions of the General Meetings. Paragraph Three - Class A common shares may only be held shareholders of Brazilian nationality.

Paragraph Four - Class B common shares shall not be convertible into Class A common shares and may not exceed twenty percent (20%) of the total common shares issued by the Company. Paragraph Five - All shares shall be permanently registered and at least eighty percent (80%) of the common shares shall always belong to Brazilians. Paragraph Six - In the cases provided for in the Brazilian Aeronautics Code, common shares may only be transferred with prior authorization from the competent aeronautical authority. Subject to this rule regarding common shares, shareholders may, at any time, freely trade in their shares of both types. The Company's Officer may temporarily suspend, for justifiable reasons, the share transfer and split services. Article 6th - Preferred shares shall not have voting rights, and their conversion into common shares is prohibited. Sole Paragraph - Preferred shares shall have the advantage of priority in the reimbursement of capital, without premium, and the right to be included in the public offering for the sale of control, under the conditions provided for in article 254-A of Law No. 6.404 of December 15, 1976, ensuring a dividend at least equal to that of common shares. Chapter III General Meetings Article 7 - General Meetings shall be called by any Officer of the Company or by the Fiscal Council, in cases provided for by law, and also at the request of any shareholder, which request shall be accompanied by a description of the matters to be discussed at said General Meeting. Paragraph One - The work of the General Meetings shall be directed by a board composed of a chairman and a secretary chosen by the attending shareholders. Paragraph Two - Without prejudice to the formalities provided for in the applicable law, the Company's shareholders shall be called to the General Shareholders' Meetings by written notice at least eight (8) days in advance of the date set for the meeting. Paragraph Three - The General Meeting attended by all shareholders shall be regular, regardless of the legal formalities relating to the call notice. Paragraph Four - The minutes shall be drawn up in the form of a summary of the facts, unless otherwise decided by the Chairman of the Meeting, and they shall be published without the signatures of the shareholders. Article 8 - The General Meetings of the Company shall be annual or extraordinary, and they shall be held as follows: a) annually, in the first four months following the end of the financial year, in accordance with Article 132 of Law No. 6.404/76; and b) extraordinarily, whenever necessary, when the corporate interest so requires it, or when the provisions of these Bylaws or of the applicable law require shareholder resolutions. Article 9 - Except for the cases provided for by law, the resolutions of the General Meeting shall be passed by a majority vote of those present, with blank votes not being counted. Chapter IV Management Article 10 - The Company shall be managed by a Board of Directors and an Executive Board.

Sole Paragraph - The following common rules shall apply to the Directors and Officers: a) They shall be Brazilian citizens, resident in Brazil; b) They shall be elected for a term of office of three (3) years, re-election being permitted, and may be removed from office at any time; c) They shall take office in accordance with a document drawn up and signed in the respective body's own book, without any guarantee of management; d) They shall receive the compensation set for them by the General Meeting. Chapter V Section I Board of Directors Article 11 - The Board of Directors shall be composed of at least three (3) and at most eight (8) sitting members, elected by the General Meeting, which shall also choose the Chairman and Vice- Chairman of this body. Article 12 - In the event of a vacancy or the sitting member being prevented from carrying out their duties, the following shall be observed: the Chairman shall be replaced by the Vice-Chairman; the Vice-Chairman or any other Director shall be replaced by appointment of the other Directors. The substitute who fills the vacant position shall remain in office until the first General Meeting, at which time a new member of the Board of Directors shall be elected to complete the term of office of the person replaced. Sole Paragraph - Upon completion of the term of office, the Directors shall remain in office until the election and investiture of their successors. Article 13 - The Board of Directors shall have the duties and powers granted thereto by law and these Bylaws, in particular: a) Establish the objectives, policy, and general direction of the Company's business; b) Call General Meetings through its Chairman or two Directors; c) Elect and remove the Company's Officers, set their duties and establish their respective compensation, within the limits established by the General Meeting; d) Provide prior feedback on the Management report, the Executive Board’s accounts, the Financial Statements for the Year, as well as monthly balance sheets; e) Approve the general budget of the Company; f) Monitor the management of the Officers; g) Submit to the General Meeting the destination to be given to the net profit for the year; h) Choose and dismiss the Company’s independent auditors; i) Establish the authority of the Executive Board for the sale, even fiduciary sale, or encumbrance of items of the company’s permanent assets, including mortgaging, pledging, guaranteeing, giving in antichresis, giving endorsement or suretyship, confessing, waiving rights, waiving obligations of third parties to the company, entering into settlements, and also establishing, when deemed convenient, which among the members of the Executive Board shall perform the authorized act, and may, in the cases it defines, require prior authorization from the Board of Directors as a condition for the validity of the act;

j) Authorize the Company to guarantee third-party obligations; k) Periodically establish criteria for: amount involved, time/term, extent of effects and others, by which certain corporate and/or financial acts, including active or passive loans, may be carried out by the Executive Board; l) Authorize, until the criteria referred to in letter “k” above are established, the taking out of loans, as well as the granting of loans or other credits by the Company; m) Quarterly resolve on the Fleet Plan, Network Plan and Proposal, and Change of the Company's staff, according to proposals to be presented by the Chief Executive Officer, in accordance with the provisions of art. 16, “e” of these Bylaws; n) Resolve on the issuance of commercial promissory notes for public distribution, in accordance with applicable regulations; o) Resolve on the issuance of subscription warrants, within the limits of its legal authority; p) Resolve on the issuance of debentures convertible or not into shares, with or without security interest; q) Authorize the acquisition of shares of the Company itself for cancellation or maintenance in treasury, as well as their subsequent sale; r) Allocate shares in the Company’s profits to officers and/or employees; and s) Exercise other legal powers granted to it by the General Meeting, as well as resolve cases not covered by these Bylaws. Article 14 - The Board of Directors shall meet ordinarily at least once per quarter and extraordinarily whenever called by its Chairman, or by the majority of its members. Paragraph One - Meetings shall be called in writing, with a brief explanation of the agenda, at least three (3) business days in advance, unless all Directors waive such formality. Paragraph Two - The Board of Directors meeting may only be opened and operate with the presence of more than half of the incumbent Directors. Paragraph Three - The decisions of the Board of Directors shall only be valid if approved by the vote of a majority of its members present. Article 15 - The General Meeting shall set the compensation of the managers as a global amount and it shall be incumbent upon the Board of Directors to distribute it among them. Section II Executive Board Article 16 - The Board of Directors shall consist of at least two (2) and at most six (6) Officers, with a specific designation assigned at the General Meeting, being one (1) Chief Executive Officer and 5 Vice-Chief Executive Officers, who may be shareholders or not, resident in Brazilian and elected by the Board of Directors, which may remove them from office at any time. Paragraph One - The Chief Executive Officer is responsible, in particular, for coordinating the conduct of the Company's regular activities, including the following: a) enforce these Bylaws, implement the guidelines, and comply with the resolutions passed at General Meetings and at meetings of the Board of Directors;

b) administer, manage, and supervise the company's business, and issue and approve internal instructions and regulations that it deems useful or necessary to comply with the general guidelines of the Company's business, as established by the Board of Directors, pursuant to the provisions of art. 13, “a” of these Bylaws; c) keep the members of the Board of Directors informed about the Company's activities and the progress of its operations; d) submit, annually, for the consideration of the Board of Directors, the Management Report and the Executive Board's accounts, accompanied by the independent auditors' report, as well as the proposal for the allocation of profits recorded in the previous year; e) prepare and propose to the Board of Directors the annual and multi-year budgets, strategic plans, expansion projects, and investment programs and, in particular, submit quarterly, and in detail, for approval by the Board of Directors: (i) the Company's Fleet Plan; (ii) the network plan and proposal; and (c) any changes in the staff, which shall include senior management positions, as well as any other positions, even if non-managerial, the specific functions and/or characteristics of which are relevant to the Company; and f) perform other duties assigned to it by the Board of Directors. Paragraph Two - The Chief Executive Officer shall be the Company's representative before the various audiences and in the responsibilities of relationships and institutional policies, having the support of the Chairman of the Board of Directors. Article 17 - Should any position on the Executive Board become vacant for any reason, the respective substitute shall be chosen by the Board of Directors at a meeting to be held within a maximum period of thirty (30) days after the vacancy occurs. Sole Paragraph - Officers appointed under the terms of the Article shall exercise their duties for the remaining term of the term of office of the Officer who is replaced. Article 18 - The representation of the Company, in or out of Court, as plaintiff or defendant, before third parties, in Brazil or abroad, shall be exercised: (i) by two (2) Statutory Officers acting jointly; (ii) by one (1) Statutory Officer acting jointly with one (1) duly appointed Attorney-in-Fact; or (iii) by two (2) duly appointed Attorneys-in-Fact, acting jointly. Article 19 - The Executive Board shall meet when called by any of its members, whenever the company's business so requires it, with at least five (5) days' notice, and the meeting shall only be held with the presence of all its members. Resolutions at Executive Board meetings shall be passed by unanimous vote. Copies of the Minutes of Executive Board meetings shall be mandatorily forwarded to all Shareholders of the Company. Article 20 - The Executive Board is responsible for representing the Company, managing the company's business in general, in accordance with the guidelines established by the Board of Directors, and for carrying out, to that end, all necessary or convenient acts, except for those for which the General Meeting is responsible by law or under these Bylaws. Article 21 - Powers of attorney granted on behalf of the Company shall always be signed jointly by two (2) Statutory Directors of the Company, and shall specify the powers granted and, with the exception of those for legal purposes, shall have a term of validity period limited to a maximum of one (1) year, subject to the limits stipulated by the General Meeting, by these Bylaws, and by law. Article 22 - The acts of any Officer, attorney-in-fact, or employee that involve the Company in obligations related to business or transactions unrelated to the Company's purpose, such as suretyships, co-signatures, endorsements, or any other guarantees in favor of third parties are expressly prohibited and are null and void with respect to the Company, except when expressly authorized by the Board, in a meeting, in compliance with the limits set by the General Meeting and/or Board of Directors, as applicable, by these Bylaws, and by law. Chapter V Fiscal Council Article 23 - The Company shall have a non-permanent Fiscal Council composed of three (3) members, who may be shareholders or not, elected by the General Meeting that resolves on its installation and which shall set its compensation, subject to the legal limits, it being understood that any shareholder may, at any time, request the installation of the Company's Fiscal Council. When operating, the Fiscal Council shall have the powers and duties granted by law. Chapter VI Fiscal Year, Balance Sheet and Profits Article 24 - The fiscal year begins on January 1st and ends on December 31st of each year. At the end of each fiscal year, a general balance sheet shall be prepared, as well as other financial statements, in accordance with the legal provisions in force and the provisions of this Article. Sole Paragraph - The Executive Board is authorized to determine the preparation of balance sheets in shorter periods, including monthly, for the purpose of distributing interim dividends which, when distributed, may be attributed to the mandatory minimum dividend. Article 25 - The net profit recorded in the fiscal year shall be allocated as follows: a) absorption of retained losses; b) a portion of five percent (5%) shall be deducted for the formation of the legal reserve, which shall not exceed twenty percent (20%) of the capital stock; and c) a portion of twenty-five percent (25%) of the remaining balance, after deducting the portion intended for the formation of the legal reserve, shall be fully distributed to the shareholders. Article 26 - The Company may pay, to its shareholders, subject to approval by the General Meeting, interest on equity, which may be attributed to the mandatory minimum dividend. Chapter VII General Provisions Article 27 - The Company shall comply with the shareholders' agreements filed at its principal place of business, and the Executive Board shall refrain from filing share transfers and the chairman of the General Meeting and the chairman of the Board of Directors meeting shall refrain from counting votes contrary to their terms. Chapter VIII Liquidation and Dissolution Article 28 - The Company shall be liquidated in the cases provided for by law, and the General Meeting is the competent body to determine the form of liquidation and appoint the liquidator and the Fiscal Council that shall operate during the liquidation period. (Approved at the Annual and Extraordinary General Meeting of Gol Linhas Aéreas S.A. held on April 30, 2024.) DocuSign

Certificate of Completion

Envelope ID: 6315DA648A5E4A999B7DDE12B35E36DB		Status: Completed
Subject: Complete with DocuSign: 2024 04 30_GLA_AGOE_Contas e Estatuto Social_limpa.docx		
CPF:		
Source envelope:		
Document pages: 13	Signatures: 4	Envelope sender:
Certify pages: 5	Initials: 0	ANA PAULA FRIGO PEREIRA
Guided subscription: Enabled		Commander Limeu Gomes no number SP, 04626-900
Stamp with EnvelopeId: Enabled		anppereira@voegol.com.br
Time zone (UTC-03:00) Brasilia		IP Address: 157.167.132.180
Record tracking		
Status: Original	Holder: ANA PAULA FRIGO PEREIRA	Location: DocuSign
05/07/2024 12:21:24 p.m.	anppereira@voegol.com.br	
Signatory Events	**Signature**	**Time and date stamp**
Celso Guimarães Ferrer Junior	(electronic signature via DocuSign)	Sent on: 05/07/2024 12:31:02 p.m.
cgfjunior@voegol.com.br		Re-sent on: 05/07/2024 4:03:05 p.m.
Chairman		Re-sent on: 05/07/2024 4:03:29 p.m.
GOL Linhas Aéreas S.A.	Signature Adoption: Pre-selected Style	Re-sent on: 05/07/2024 7:32:14 p.m.
Security Level: Email Account Authentication (None)	Using IP address: 172.225.83.34	Re-sent on: 05/08/2024 10:58:53 a.m.
		Viewed on: 05/08/2024 2:46:46 p.m.
		Signed on: 05/08/2024 2:46:54 p.m.
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Mario Tsuwei Liao	(electronic signature via DocuSign)	Sent on: 05/07/2024 12:31:02 p.m.
mtliao@voegol.com.br		Viewed on: 05/07/2024 12:36:10 p.m.
CFO		Signed on: 05/07/2024 12:36:22 p.m.
GOL Linhas Aéreas SA	Signature Adoption: Designed on the Device	
Security Level: Email Account Authentication (None)	Using IP address: 157.167.132.180	
Electronic Signature and Registration Terms:		
Accepted on: 07/24/2020 1:39:10 p.m.		
ID: 8cd4b797-a5b0-4f59-bdde-d3f1d8067304		
RENATA DOMINGUES DA FONSECA GUINESI	(electronic signature via DocuSign)	Sent on: 05/07/2024 12:31:03 p.m.
rddfonseca@voegol.com.br		Re-sent on: 05/07/2024 4:03:06 p.m.
General Counsel		Re-sent on: 05/07/2024 16:03:29 p.m.
Gol Linhas Aéreas	Signature Adoption: Pre-selected Style	Viewed on: 05/07/2024 7:15:51 p.m.
Security Level: Email, Account Authentication (None)	Using IP address: 157.167.132.180	Signed on: 05/07/2024 7:15:58 p.m.
Electronic Signature and Registration Terms:		
Accepted on: 06/07/2020 8:12:59 p.m.		
ID: f65bf4a2-02da-4ff7-9821-b4d4d2aecaf2		
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Certified delivery	Security verified	05/07/2024 7:15:51 p.m.
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Completed	Security verified	05/08/2024 2:46:54 p.m.
Payment events	**Status**	**Timestamp**

Electronic Signature and Registration Instruments

Commercial Registry of the State of Rio de Janeiro

Company: GOL LINHAS AEREAS S/A

NIRE: 333.0027672-6 Filing: 2024/00419004-5 Filing date: 05/15/2024

I CERTIFY THE FILING on 05/16/2024 UNDER NUMBER 00006239660 and other information contained in the authentication instrument.

Authentication: 323924F22B461F1BB2D8C33602988A504BCCC6C6C342F4A4381C11808A77213B

To validate the document, go to https://www.jucerja.rj.gov.br/servicos/chanceladigital and enter the filing number.

JUCERJA

digitally signed

page

pgi/273546.doc
03/07/25